Exhibit 99.5

STANDARD PACIFIC CORP.

Offer to Exchange All of Our Outstanding

10.750% Senior Notes due 2016

(CUSIP Nos. 853766 AA1 and U85416 AA0)

For

Our new 10.750% Senior Notes due 2016

That Have Been Registered

Under the Securities Act of 1933

Pursuant to the Prospectus dated                     , 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2009, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT BEFORE THE EXPIRATION TIME.

To our Clients:

Enclosed for your consideration is the Prospectus dated                     , 2009 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) by Standard Pacific Corp., a Delaware corporation (the “Company”), to exchange up to $280,000,000 in aggregate principal amount of new 10.750% Senior Notes due 2016 ( the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 10.750% Senior Notes due 2016 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which, together, as each may be amended, supplemented or otherwise modified from time to time constitute the “Exchange Offer”). As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account, but not registered in your name. A tender of such Outstanding Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Outstanding Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your attention is directed to the following:

1.	The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Outstanding Notes.

3.	Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Time all Outstanding Notes validly tendered and will issue Exchange Notes promptly after such acceptance.

4.	The Exchange Offer is being made pursuant to the registration rights agreement entered into on October 8, 2009, among the Company and the initial purchasers of the Outstanding Notes.

5.	Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

6.	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2009, unless extended by the Company. If you desire to exchange your Outstanding Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf at or before the Expiration Time in accordance with the provisions of the Exchange Offer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or before the Expiration Time.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes must represent to the Company that:

•	the Exchange Notes issued in the Exchange Offer are acquired in the ordinary course of the holder’s business;

•	the holder has no arrangement or understanding with any person to participate, and is not participating, in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	the holder is not an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act and as interpreted by the Securities Exchange Commission;

•	the holder is not holding Outstanding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in the initial offering of the Outstanding Notes;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; and

•	if such a holder is a broker-dealer, such broker-dealer will receive the Exchange Notes for its own account in exchange for Outstanding Notes and that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of Exchange Notes, and will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes.

Any person who is an affiliate of the Company, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Outstanding Notes, for us to make, among other things, the foregoing representations on your behalf.

We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before providing instructions regarding your Outstanding Notes. If you wish to tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” constitutes an instruction to us to tender ALL of the Outstanding Notes held by us for your account.

STANDARD PACIFIC CORP.

Instructions to Registered Holder

from Beneficial Owner

of

10.750% Senior Notes due 2016

with Respect to Exchange Offer

The undersigned acknowledges receipt of the prospectus dated                     , 2009 (the “Prospectus”) of Standard Pacific Corp., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which set forth the offer by the Company to exchange up to $280,000,000 in aggregate principal amount of the Company’s new 10.750% Senior Notes due 2016 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 10.750% Senior Notes due 2016 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which, together, as each may be amended supplemented or otherwise modified from time to time constitute the “Exchange Offer”).

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$             of the 10.750% Senior Notes due 2016

With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if less than all):

$             of the 10.750% Senior Notes due 2016

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that:

•	the Exchange Notes issued in the Exchange Offer are acquired in the ordinary course of the undersigned’s business;

•	the undersigned has no arrangement or understanding with any person to participate, and is not participating, in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act and as interpreted by the Securities Exchange Commission;

•	the undersigned is not holding Outstanding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in the initial offering of the Outstanding Notes;

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; and

•	if the undersigned is a broker-dealer, such broker-dealer will receive the Exchange Notes for its own account in exchange for Outstanding Notes and that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of Exchange Notes, and will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes; and

•

the undersigned acknowledges that any person who is an affiliate of the Company or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title)(1)

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

❑	CHECK HERE IF YOU ARE A BROKER DEALER

❑	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Date:                                                                   , 2009

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.

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